UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

FIFTH STREET FINANCE CORP.
(Name of Registrant as Specified in Its Charter)

RIVERNORTH CAPITAL MANAGEMENT, LLC
RIVERNORTH CAPITAL PARTNERS, L.P.
RIVERNORTH INSTITUTIONAL PARTNERS, L.P.
RIVERNORTH CORE OPPORTUNITY FUND
RIVERNORTH/DOUBLELINE STRATEGIC INCOME FUND
RANDY I. ROCHMAN
FRED G. STEINGRABER
MURRAY R. WISE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED DECEMBER 11, 2015

RIVERNORTH CAPITAL MANAGEMENT, LLC

___________________, 2016

Dear Fellow Fifth Street Finance Corp. Stockholder:

RiverNorth Capital Management, LLC, together with funds managed by it (“RiverNorth”) and the other participants in this solicitation, including RiverNorth’s director nominees and their respective affiliates (collectively, the “RiverNorth Group”), is currently the largest stockholder of Fifth Street Finance Corp. (“FSC” or, the “Company”) with a combined beneficial and economic ownership interest in approximately 6.4% of FSC’s outstanding shares. We have nominated a slate of three (3) highly qualified director candidates – Randy I. Rochman, Fred G. Steingraber and Murray R. Wise (the “Nominees”) – for election at FSC’s upcoming 2016 Annual Meeting of Stockholders (the “Annual Meeting”). We did so because we believe FSC’s Board of Directors (the “Board”) must be reconstituted in order to ensure that the Company is being run in a manner consistent with your best interests.  In our view, the Board, as currently composed, is incapable of taking the necessary steps to enhance stockholder value.  We believe our Nominees have the experience, commitment and stockholder-oriented mindset necessary to represent the best interests of the Company’s stockholders.

As part of our efforts to unlock FSC’s intrinsic value, we have also submitted a binding proposal seeking stockholder approval at the Annual Meeting to terminate the Second Amended and Restated Investment Advisory Agreement, dated as of May 2, 2011 (the “Investment Advisory Agreement”), by and between FSC and Fifth Street Management LLC (“Fifth Street Management” or the “External Manager”), on account of, among other reasons, FSC’s dramatic underperformance, the problematic conflicts of interest that exist between FSC and the External Manager, and the abusive fee structure in place for Fifth Street Management as the External Manager.  We have come to believe that stockholders have lost confidence in Fifth Street Management as the External Manager, and, in our view, the market will not fully value the Company as long as Fifth Street Management continues to serve in this role.

The upcoming Annual Meeting represents an exciting and critical opportunity for stockholders to take decisive actions to set FSC on the right path towards increasing the value of our respective investments in the Company. As the Company’s largest stockholder, our interests are fully aligned with the interests of all FSC stockholders. We believe FSC shares are deeply undervalued and that the Board and the External Manager have failed to take the necessary steps to address the following serious issues facing the Company:

•	the Company’s prolonged stock price underperformance;

•	the excessive compensation paid to Fifth Street Management as the External Manager;

•	the misalignment of interests between Fifth Street Management and stockholders;

•	the failure of FSC to enact real strategic change; and

•	the lack of true stockholder representation on the Board.

If stockholders vote to terminate the Investment Advisory Agreement and elect our three (3) highly qualified director candidates at the Annual Meeting, we intend to work with the newly reconstituted Board to assist it in identifying a premier investment advisor to replace Fifth Street Management.

We hope that you share our excitement about the prospect of a bright, new future at FSC.  Stockholders have suffered long enough under the existing External Manager.  Fortunately, you have an opportunity to pave the way for a much better alternative at the Annual Meeting.

The Company has a classified Board, which is currently divided into three (3) classes.  The terms of three (3) directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our three (3) Nominees in opposition to three (3) of the Company’s director nominees for the class with terms ending in 2019.  RiverNorth believes that any attempt to increase or decrease the size of the current Board or the number of directors up for election at the Annual Meeting would constitute an improper manipulation of FSC’s corporate machinery.  Your vote to elect our Nominees will have the legal effect of replacing three (3) incumbent directors with our Nominees.  If elected, our Nominees will constitute a minority on the Board, and, therefore, there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to unlock stockholder value.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today. The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the stockholders on or about __________, 2016.

If you have already voted for the incumbent Company management slate, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support.

/s/ Brian Schmucker	/s/ Patrick Galley	/s/ Stephen O’Neill

Brian Schmucker	Patrick Galley	Stephen O’Neill
Chief Executive Officer	Chief Investment Officer	Portfolio Manager

RiverNorth Capital Management, LLC

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of RiverNorth’s proxy materials,
please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
1212 Avenue of the Americas, 24th Floor
New York, N.Y. 10036
(212) 297-0720
Stockholders Call Toll-Free at: (855) 305-0855
E-mail: fixfsc@okapipartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED DECEMBER 11, 2015

2016 ANNUAL MEETING OF STOCKHOLDERS
OF
FIFTH STREET FINANCE CORP.
_________________________

PROXY STATEMENT
OF
RIVERNORTH CAPITAL MANAGEMENT, LLC
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

RiverNorth Capital Management, LLC (“RiverNorth Management”), RiverNorth Capital Partners, L.P. (“RNCP”), RiverNorth Institutional Partners, L.P. (“RNIP”), RiverNorth Core Opportunity Fund (“RNCO”), RiverNorth/DoubleLine Strategic Income Fund (“RNSI” and collectively with RiverNorth Management, RNCP, RNIP and RNCO, “RiverNorth” or “we”), Randy I. Rochman, Fred G. Steingraber, and Murray R. Wise (collectively with RiverNorth, the “Participants” and each a “Participant”) collectively represent the largest stockholding in Fifth Street Finance Corp., a Delaware corporation (“FSC” or, the “Company”), with a combined beneficial and economic ownership interest in approximately 6.4% of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company.  We believe that the Board of Directors of the Company (the “Board”) must be reconstituted to ensure that the interests of the stockholders, the true owners of FSC, are appropriately represented in the boardroom.  We have nominated directors who have strong, relevant backgrounds and who are committed to taking whatever actions may be required to unlock FSC’s intrinsic value.

As part of our efforts to put FSC on the right path towards stockholder value creation, we have also submitted a binding proposal seeking stockholder approval to terminate the Second Amended and Restated Investment Advisory Agreement (the “Investment Advisory Agreement”), dated as of May 2, 2011, by and between FSC and Fifth Street Management LLC (“Fifth Street Management” or, the “External Manager”).

We are seeking your support at the Annual Meeting of Stockholders scheduled to be held at ______________ located at ___ ________, ________, _________ _______ on ______ at _____ a.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.
To elect RiverNorth’s three (3) director nominees, Randy I. Rochman, Fred G. Steingraber, and Murray R. Wise (each a “Nominee” and collectively, the “Nominees”), to the Board, each to serve until the Company’s 2019 Annual Meeting of Stockholders or until each of their successors are duly elected and qualified;

2.	To approve RiverNorth’s binding proposal to terminate the Investment Advisory Agreement (the “Binding Termination Proposal”);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2016; and

4.	To conduct such other business as may properly come before the Annual Meeting.

This proxy statement (the “Proxy Statement”) is soliciting proxies to elect our Nominees and approve the Binding Termination Proposal.  The enclosed WHITE proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees.  See “Voting and Proxy Procedures” on page [__] for additional information.  You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company.  Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

As of the date hereof, the members of RiverNorth and the Nominees collectively beneficially own 7,508,306 shares of Common Stock (the “RiverNorth Group Voting Shares”).  RiverNorth also has economic exposure to an aggregate of 2,146,373 shares of Common Stock (representing approximately 1.4% of the issued and outstanding shares) arising from certain cash-settled total return swap agreements. We intend to vote the RiverNorth Group Voting Shares FOR the election of the Nominees, FOR approval of the Binding Termination Proposal, and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, as described herein.

The Company has set the close of business on [  ] as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The mailing address of the principal executive offices of the Company is 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut 06830.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were [  ] shares of issued and outstanding Common Stock.

THIS SOLICITATION IS BEING MADE BY RIVERNORTH AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT.  SHOULD OTHER MATTERS THAT RIVERNORTH IS NOT AWARE OF AT A REASONABLE TIME BEFORE THIS SOLICITATION BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

RIVERNORTH URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES AND TERMINATION OF THE INVESTMENT ADVISORY AGREEMENT.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our WHITE proxy card are available at

http://www.myproxyonline.com/[  ]

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own.  RiverNorth urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees and FOR the termination of the Investment Advisory Agreement.

•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to RiverNorth, c/o Okapi Partners LLC (“Okapi Partners”), in the enclosed postage-paid envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the Company management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for our Nominees only on our WHITE proxy card.  So please make certain that the latest dated proxy card you return is the WHITE proxy card.

OKAPI PARTNERS LLC 1212 Avenue of the Americas, 24th Floor New York, N.Y. 10036 (212) 297-0720 Stockholders Call Toll-Free at: (855) 305-0855 E-mail: fixfsc@okapipartners.com

Background to the Solicitation

The following is a chronology of material events leading up to this proxy solicitation.

•
On November 6, 2015, RiverNorth delivered a letter to the Company in furtherance of the nomination of the Nominees for election to the Board at the Annual Meeting and the submission of a binding proposal to terminate the Investment Advisory Agreement with Fifth Street Management.

•
On November 11, 2015, the Company emailed RiverNorth and acknowledged receipt of the November 6, 2015 letter.  The Company further offered to meet with RiverNorth and tentatively proposed December 8 or 9, 2015 as a potential meeting date.

•
On November 16, 2015, RiverNorth issued a press release, including a link to a public letter to the Board, highlighting, among other things, FSC’s dramatic underperformance, problematic conflicts of interest and abusive fee structure.  In the public letter to the Board, RiverNorth outlined the immediate actions that it believes are needed to begin to change the direction of the Company and materially improve the valuation of FSC shares.  RiverNorth also launched a website, www.FixFSC.com, where FSC stockholders and other interested parties can view the public letter to the Board and other materials relating to RiverNorth’s campaign to enhance stockholder value at FSC as they become available.

•
On November 16, 2015, in addition to delivering a copy of the public letter addressed to the Board, RiverNorth acknowledged the Company’s offer to meet and endeavored to find an acceptable date to do so.

•
Also on November 16, 2015, RiverNorth filed a Schedule 13D, which included its public letter to the Board, disclosing that the Reporting Persons (as defined therein) beneficially owned shares of Common Stock constituting approximately six-percent (6%) of the issued and outstanding Common Stock, based on the aggregate number of shares of Common Stock issued and outstanding as reported in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 10, 2015.

•	On November 17, 2015, the Company issued a press release in response to RiverNorth’s November 16, 2015 letter.

•	On November 20, 2015, RiverNorth contacted the Company and advised that the previously proposed meeting date of December 8 or 9, 2015 was acceptable to RiverNorth.

•	On November 23, 2015, the Company advised RiverNorth that the December 8 or 9 2015 meeting date it initially proposed was no longer feasible and proposed to meet on December 16, 17 or 18, 2015.

•
On November 25, 2015, RiverNorth contacted the Company and advised the Company that December 16, 17 and 18, 2015 were not feasible for a meeting.  RiverNorth proposed meeting any day of the week of November 30, 2015, or December 7, 2015 - the dates first proposed by the Company in its November 11 communication.  On the same day, the Company proposed an additional meeting date of December 21 or 22, 2015 and reaffirmed its availability on December 16, 17 and 18, 2015.  In the alternative, the Company suggested the meeting might need to be delayed until January 2016.

•
On December 3, 2015, RiverNorth contacted the Company and confirmed RiverNorth’s inability to meet December 16, 17 or 18, 2015 and suggested December 21, 2015 (a mutually inconvenient date that both parties agreed could work absent agreement on any other meeting dates) and January 5, 7 or 8, 2016 as alternative meeting dates.  Also on December 3, 2015, the Company confirmed the morning of January 5, 2016 was acceptable and confirmed attendees for a meeting to be held at RiverNorth’s offices.

REASONS FOR THE SOLICITATION

WE BELIEVE THE COMPANY NEEDS STOCKHOLDER REPRESENTATION ON THE BOARD AND A NEW INVESTMENT ADVISOR

We are soliciting your support to elect our Nominees at the Annual Meeting.  In our view, the Board, as currently composed, has not taken, and is not capable of taking, the necessary steps to enhance stockholder value.  We believe our Nominees have the experience, qualifications and commitment necessary to represent the best interests of the Company’s stockholders.

We are also soliciting your support to terminate the Investment Advisory Agreement because, among other reasons described herein, we have come to believe that stockholders have lost confidence in the External Manager. In our view, the market will not fully-value the Company so long as Fifth Street Management remains the Company’s investment advisor.

We are committed to soliciting your support to elect three (3) highly qualified director candidates and terminate the Investment Advisory Agreement.  If successful in electing our three (3) Nominees and terminating the Investment Advisory Agreement at the Annual Meeting, we intend to work with the newly reconstituted Board to assist it in identifying a premier investment advisor to replace Fifth Street Management.

As the Company’s largest stockholder, our interests are directly aligned with the interests of all stockholders.  We believe the Common Stock is deeply undervalued, and that the Board and the External Manager have failed to take the necessary steps to address the following serious issues facing the Company:

•	We are concerned with the Company’s prolonged stock price underperformance;

•	We believe stockholders have lost confidence in the External Manager;

•	We believe the compensation paid to the External Manager is excessive;

•	We are concerned that the Company’s fee structure creates a misalignment of interests;

•	We believe that the Company’s capital allocation decisions have been poor;

•	We question the independence of the Board and its ability to properly represent the best interests of stockholders; and

•	We believe immediate strategic changes are necessary to enhance stockholder value.

We Are Concerned with the Company’s Prolonged Stock Price Underperformance

Since the Company’s inception, and over almost any measurement period, the Company has underperformed its peers and the market.  Below, total returns are benchmarked to the Company’s IPO, which took place on June 11, 2008, and are current through December 10, 2015.1

1
The Wells Fargo BDC Index is a market cap weighted index  intended to measure the performance of publicly-traded Business Development Companies; The S&P 500 Financials Sector Index is a market cap weighted index comprised of those companies included in the S&P 500 that are classified as members of the GICS financials sector; HY total return reflected by the Bank Of America Merrill Lynch US High Yield Index.

	Total Return				FSC Underperformance
	1 Year	3 Year	5 Year	Since IPO	1 Year	3 Year	5 Year	Since IPO
FSC	-13.3%	-17.1%	-6.7%	3.7%	-	-	-	-
WF BDC Index	-2.6%	8.2%	30.1%	76.6%	-10.7%	-25.3%	-36.8%	-72.9%
HY Bonds	-2.9%	6.7%	29.2%	68.7%	-10.4%	-23.8%	-35.9%	-65.0%
S&P 500	3.4%	54.1%	83.9%	80.9%	-16.7%	-71.2%	-90.6%	-77.2%
S&P Financials	-0.4%	58.6%	66.6%	24.4%	-12.8%	-75.8%	-73.3%	-20.7%
Source: Bloomberg, Standard & Poor’s, Bank of America Merrill Lynch

We Believe That Stockholders have Lost Confidence in the External Manager

In our view, the External Manager, a consolidated subsidiary of Fifth Street Asset Management Inc. (NASDAQ: FSAM) (“FSAM”) has consistently disappointed stockholders.  We believe the External Manager’s already poor reputation is now hitting a new low.  We see the following events weighing heavily on the External Manager’s credibility:

•	the External Manager has been named as a defendant in four (4) class-action lawsuits;

•	the Company’s stockholders will likely bear a cost in connection with the External Manager’s current class-action litigation;

•	the Company’s auditor identified a material weakness in FSC’s internal controls;

•	the Company announced an accounting error in its earnings;

•	two (2) members of the Board of Directors of the External Manager resigned; and

•	the price of the common stock of the External Manager has plummeted.

FSAM, the Company and key executives (Leonard Tannenbaum, Chairman and Chief Executive Officer of FSAM; Bernard Berman, Chief Compliance Officer of FSAM and Chairman of the Board; Alexander Frank, Chief Operating Officer and Chief Financial Officer of FSAM; Todd Owens, Co-President of FSAM and Chief Executive Officer of the Company; Ivelin Dmitrov, Chief Investment Officer of FSAM and President and Chief Investment Officer of the Company; and Richard Petrocelli, director of the Company) have been named as defendants in four (4) securities class-action lawsuits.  The complaints allege that, between July 7, 2014 and February 6, 2015, the named defendants engaged in a fraudulent scheme and course of conduct to artificially inflate the Company’s assets and investment income and, in turn, FSAM’s valuation at the time of its IPO in October 2014.  While we can only speculate about the outcome of the litigation, we believe stockholders should be seriously concerned about the Company funding legal expenses that are tied to the defense of the External Manager.  In our view, any legal expenses or adverse judgment for monetary damages that are paid for by the Company’s stockholders to defend the External Manager, and its senior partners, are absolutely unacceptable.

Separately, PricewaterhouseCoopers LLP, the Company’s auditor, recently offered the opinion that Company management has not maintained effective internal controls over financial reporting.

“Also in our opinion, the Company did not maintain, in all material respects, effective internal control over financial reporting as of September 30, 2015… because a material weakness in internal control over financial reporting related to not having the appropriate design or not properly maintaining effective controls to internally communicate current accounting policies and procedures including the nature of supporting documentation required necessary to validate certain portfolio company data, existed as of that date.” – The Company’s 2015 Annual Report (Report of Independent Registered Public Accounting Firm), filed on December 1, 2015.

We share PricewaterhouseCoopers LLP’s concern with the Company’s internal controls.  We note that within the Company’s most recent annual report, it disclosed errors regarding the recognition of fee revenue that it had previously recorded.  In total, the Company prematurely recognized $12.9 million in fee revenue over a four (4) years period and incorrectly paid the External Manager a total of $2.6 million in incentive fees related to such revenue.  While the Company revised its financial statements to adjust for this error, we are troubled that this incorrect revenue recognition practice continued for several years without detection.

We are also alarmed by the abrupt resignations of two (2) members of the Board of Directors of FSAM.  David Anderson, independent director and member of FSAM’s board’s Nominating and Corporate Governance Committee, resigned on December 1, 2015; and Mark Gordon, independent director and member of the board’s Audit, Compensation and Nominating and Corporate Governance Committees, resigned on December 2, 2015.  In our view, these resignations may be yet another sign of trouble at the External Manager.

For these reasons, and others described herein, the common stock price of FSAM has plummeted.  We believe that this decreasing stock price reflects the market’s complete lack of confidence in the External Manager.

We Believe the Compensation Paid to the External Manager is Excessive

Using the Company’s Statement of Operations since its fiscal fourth quarter of 2008 (its first full quarter as a public company), one can determine how the economic profit of the Company is shared between the External Manager and stockholders (see table below).  The data below is current as of the Company’s most recently filed financial statements, which reflect data through September 30, 2015.

Statement of Operations data ($000):	Trailing 1 Year	Trailing 3 Year	Trailing 5 Year	Since 6/30/08
Total investment income	$265,475	$781,041	$1,071,322	$1,203,436
Base management fee, net	($51,069)	($135,544)	($178,999)	($195,544)
Incentive fee	($28,575)	($92,205)	($130,988)	($151,399)
Interest expense	($56,654)	($141,589)	($179,971)	($182,581)
All other expenses	($14,237)	($39,236)	($53,765)	($64,671)
Net Investment Income	$114,940	$372,467	$527,599	$609,241
Realized / unrealized gain (loss)	($99,545)	($142,719)	($188,243)	($238,415)
Net increase in net assets	$15,395	$229,748	$339,356	$370,826
Source: FSC Company Reports, most recent data 9/30/15

From September 30, 2014 to September 30, 2015, the External Manager was paid base and incentive fees of $79.6 million.  During this period, the Company’s net income was only $15.4 million.  In other words, for every $1.00 of net income earned by stockholders, the External Manager was paid $5.17. We are deeply concerned about how the Company’s economic profit is divided between stockholders and the External Manager (see chart below).

We also believe that stockholders should consider the Company’s expenses as a percentage of average net assets (i.e., the expense ratio).  Over the past twelve (12) months, from September 30, 2014 to September 30, 2015, the total expense ratio of the Company was 10.7%.  Excluding borrowing costs, the expense ratio was 6.7%.  In our view, the Company’s expenses are clearly excessive relative to the stockholders’ return on equity of only 1.1% for the twelve (12) months ended, September 30, 2015.

Given our belief that the compensation paid to the External Manager is already excessive, in 2012, we were disappointed when management sought to amend the Investment Advisory Agreement to the further detriment of stockholders.  At the Company’s 2012 Annual Meeting of Stockholders, the Board asked stockholders to approve an amendment to the Investment Advisory Agreement that would have reduced the hurdle-rate required for the External Manager to earn the income incentive fee.  According to the Company’s 2012 proxy statement:

“If the Hurdle Amendment goes into effect [i.e., decreasing the hurdle-date from 2.0% (or 8.0% annually) to 1.75% (or 7.0% annually) and adjusting the related quarterly catch-up hurdle rate from 2.5% to 2.1875% (or from 10.0% to 8.75% annually)] and remains in effect, it permanently increases the probability that our investment adviser will be eligible to receive an incentive fee for Pre-Incentive Fee Net Investment Income earlier, and in higher amounts, than it would have received under the Existing Agreement, if at all.” – The Company’s 2012 Definitive Proxy Statement, filed on January 27, 2012.

The Board had also determined that it was appropriate for the Company to bear the entire expense of the solicitation in connection with the proposed amendment to the Investment Advisory Agreement, even though the proposed amendment was beneficial to the External Manager and detrimental to stockholders.  As we expected, stockholders voted down this proposal and incurred the cost of the proxy solicitation.  We believe stockholders should be concerned about the potential for Company management to further increase the External Manager’s take of the Company’s economic profit.

We Believe the Current Fee Structure Creates a Misalignment of Interests

Between June 30, 2008 and September 30, 2015, the External Manager has been paid cumulative base management and incentive fees of $346.9 million.  During this period, the book value has decreased from $13.20 to $9.00 per share.  Additionally, while the Company’s book value per share has decreased 32% since June 30, 2008, the fees paid to the External Manager have increased 6.2 times (see chart below).  We believe it is clear that the External Manager has benefited from running a larger portfolio, while stockholders have suffered from uneconomic and value destructive growth.  The decreasing book value, net investment income and distributions per share demonstrate this troubling discrepancy.

It is worth noting that between June 30, 2009 and September 30, 2009, the Company’s book value per share decreased from $11.95 to $10.84.  Much of this decrease was attributable to two (2) separate dilutive equity raises, which resulted in the Company issuing a total of 15 million shares of Common Stock at an average discount of 19% to the last reported book value of $11.95 on June 30, 2009.  These offerings increased the Company’s share count by nearly two-thirds (2/3) and contributed to a significant decrease in book value per share.

In addition to paying the External Manager high fees for uneconomic growth that has not resulted in stockholder value creation, the incentive fee structure of the Company does not hold the External Manager accountable for credit losses.  The incentive fee is paid on pre-incentive fee net investment income, not total return.   The External Manager charges stockholders an incentive fee on interest income received, even if the loans that generate the interest income result in credit losses.  Since inception, the Company has accumulated net realized and unrealized losses of roughly $250 million, including $100 million since September 30, 2014 alone.  Despite those losses, the External Manager has charged the Company’s stockholders cumulative incentive fees of $151 million.  This gross disparity of outcomes has caused us to believe that the income incentive fee calculation should include a total return high watermark.  Without this safeguard, we are concerned that the External Manager has an incentive to reach for yield at the expense of credit quality and stockholder interests.

We Believe the External Manager’s Capital Allocation Decisions Have Been Poor

For the twelve (12) months ended September 30, 2015, the Company funded $1.4 billion of new loan originations.  During this period, the price of the Common Stock has never traded above book value and the average discount has been 21%.  At the current discount of 28% on December 10, 2015, share repurchases would provide an immediate return of 38.9%.  Based on the Company’s historical track record, and the stated yield on the portfolio today, we are confident that the External Manager is unable to generate a superior rate of return from new loan originations.  Therefore, the Company’s management team is imprudently allocating the stockholders’ capital.

We Believe the Independence of the Board is Questionable

Four (4) of the nine (9) members of the Board are employed by the External Manager:

•	Todd Owens, Co-President of FSAM;

•	Ivelin Dimitrov, Chief Investment Officer of FSAM;

•	Bernard Berman, Co-President and Chief Compliance Officer of FSAM; and

•	Sandeep Khorana, Managing Director of FSAM.

We believe that the conflicts created by the Company and the External Manager sharing these directors renders these interested Board members incapable of making independent decisions to explore and identify strategic alternatives for the Company that are in stockholders’ best interest.  In our opinion, the conflicts of interest are insurmountable. For as long as these conflicts continue to exist, we seriously question whether any strategic alternative that increases the valuation of the Company, but reduces or eliminates the compensation paid to the External Manager, will be given appropriate consideration.

We Believe Immediate Strategic Changes are Necessary to Enhance Stockholder Value

In our view, the serious issues facing the Company fall into two (2) categories: (1) the market’s apparent distrust of the External Manager and (2) the market’s apparent lack of confidence in the Board.  At the Annual Meeting, stockholders have an opportunity to vote for change.  We are soliciting your support to elect our Nominees and to terminate the Investment Advisory Agreement because we believe that adding stockholder advocates to the boardroom and replacing the External Manager are two (2) clear and effective strategic changes that will significantly increase stockholder value.

We are confident that the Company can thrive under new management with a more stockholder-friendly Board and fee structure in place.  We also believe that significant share buybacks are an opportunity to enhance stockholder value when the Company’s market price is below book value.

Our Nominees Have the Experience, Qualifications and Commitment Necessary to Fully Explore Available Opportunities to Unlock Value for Stockholders

For the reasons set forth above, we lack confidence in the ability of management and the Board to unlock value for the benefit of all the Company’s stockholders.  Further, we believe the Company’s underperformance warrants the addition of direct stockholder representatives on the Board, whose interests are closely aligned with those of all stockholders and who will work constructively with the other members of the Board to protect the best interests of the Company’s stockholders.

We have identified several highly qualified directors with valuable and relevant business and financial experience that we believe will allow them to make informed decisions to explore and identify opportunities to unlock value at FSC.

Randy I. Rochman serves as the Chief Executive Officer of West Family Investments, Inc., an investment firm.  Previously, Mr. Rochman served as the Vice President of (and had held various other positions within) the Investment Management Division of The Goldman Sachs Group, Inc. from August 1981 to May 2007.  Mr. Rochman has also served on several not-for-profit Boards of Directors, including the advisory board of Invest For Kids, Crohns/Colitis Foundation, the Silver Millhouse Condominium Association and FC Chicago Soccer Club.

Fred G. Steingraber serves as the Chairman of Board Advisors, LLC, a consulting firm that provides board representation and personal advisory consulting to boards of directors and top management of for-profit and not-for-profit organizations.  Mr. Steingraber has also served as Chairman and a Director of A.T. Kearney, Inc., a leading global management consulting firm, from May 1985 to December 2000; a Director of Continental AG (supervisory board), a global supplier of automotive parts and components, from May 1999 to early 2009; a Director of Diamond Hill Financial Trends Fund, Inc., a diversified, closed-end fund, and its predecessor companies including John Hancock Financial Trends Fund, Inc. (p/k/a Financial Trends Fund, Inc.).  Mr. Steingraber has also served on over twenty-five (25) not-for-profit boards of directors, including the Indiana University Foundation, the Indiana University Kelly School of Business, the University of Chicago Booth School of Business.

Murray R. Wise serves as the Chairman and Chief Executive Officer of Murray Wise Associates, LLC, a leading transaction advisory, real estate and farm management services firm that specializes in land and agribusiness.  Mr. Wise has also served as a Director of Century Realty Trust, which was a publicly-listed real estate investment trust that specialized in ownership of income-producing real properties, from March 2001 until October 2006, at which time Century Realty Trust was liquidated; and served on the Board of Directors of Westchester Group Investment Management, Inc., which is one of the largest agricultural asset management companies in the world, that was created out of a division of Westchester Group, Inc.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company has a classified Board, which is currently divided into three (3) classes.  The directors in each class are elected for terms of three (3) years, so that the term of office of one class of directors expires at each annual meeting of stockholders.  We believe that the terms of three (3) directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our Nominees in opposition to the Company’s three (3) director nominees for terms ending in 2019.  Your vote to elect our Nominees will have the legal effect of replacing three (3) incumbent directors with the Nominees.  If elected, our Nominees will represent a minority of the members of the Board, and, therefore, it is not guaranteed that they can implement the actions that they believe are necessary to enhance stockholder value as described in further detail above.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five (5) years of each Nominee.  The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.  The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation.”  This information has been furnished to us by the Nominees.  The Nominees are citizens of the United States of America.

Randy I. Rochman, age 57, is the Chief Executive Officer of West Family Investments, Inc., an investment firm that focuses primarily on the “rebuilding” of the shadow banking system for mission critical assets, a position that he has held since July 2007.  Previously, Mr. Rochman served as the Vice President of (and had held various other positions within) the Investment Management Division of The Goldman Sachs Group, Inc. (NYSE: GS), from August 1981 to May 2007.  Mr. Rochman passed the certified public accountants exam in May 1980.  He has also served on several not-for-profit Boards of Directors, including the advisory board of Invest For Kids, Crohns/Colitis Foundation, the Silver Millhouse Condominium Association and FC Chicago Soccer Club.  Mr. Rochman received a B.S. in Accounting from the University of Illinois, Champaign, and a M.M. in Finance from Northwestern University.  Mr. Rochman’s extensive experience as a strategic leader with a unique combination of operational and financial expertise would make him a valuable addition to the Board.

Fred G. Steingraber, age 77, is the Chairman of Board Advisors, LLC, a consulting firm that provides board representation and personal advisory consulting to boards of directors and top management of for-profit and not-for-profit organizations on issues facing such organizations and their boards, including corporate governance, organization, strategy, performance and executive compensation, a position that he has held since 2002.  Mr. Steingraber has also served as Chairman and a Director of A.T. Kearney, Inc., a leading global management consulting firm, from May 1985 to December 2000; a Director of Continental AG (XETRA: CON) (supervisory board), a global supplier of automotive parts and components, from May 1999 to early 2009; a Director of Diamond Hill Financial Trends Fund, Inc. (NASDAQ:DHFT), a diversified, closed-end fund, and its predecessor companies including John Hancock Financial Trends Fund, Inc. (p/k/a Financial Trends Fund, Inc.) (NASDAQ: DHFT) and Southeastern Thrift and Savings Fund, Inc., from 1989 to March 2013, at which time the fund was liquidated, from approximately 1988 to 1998; a Director of Lawter International Inc., a manufacturer of printing-ink vehicles and specialty additives that was acquired by Eastman Chemical Co. in October 2000, from 1989 to 2006; a Director of Maytag Corporation, a former publicly-listed American home and commercial appliance brand, and a Director of 3i Group plc (LON: III), a multinational private equity and venture capital company, from 2001 to approximately 2009. Since 2004, Mr. Steingraber has served on the Board of Directors of Elkay Manufacturing Company, a manufacturer of stainless steel sinks, faucets and kitchen cabinets; since January 2013, Mr. Steingraber has served on the Board of Trustees of RiverNorth Funds, an open-end mutual fund complex. Over the course of his career, Mr. Steingraber has served on over twenty-five (25) not-for-profit boards of directors, including the Indiana University Foundation, the Indiana University Kelly School of Business, the University of Chicago Booth School of Business, the American Council for Germany, Beta Gamma Sigma National Scholastic Honorary, the Better Business Bureau, Children’s Memorial Hospital - Chicago, The Conference Board, the Economic Club of Chicago, the Executives Club of Chicago, Illinois Alliance for Economic Initiatives, the Illinois State Chamber of Commerce, the Mid-American Committee, The National Association of Manufactures, and Northwestern Healthcare Network. Mr. Steingraber received a B.S. in Economics and Business from Indiana University, Bloomington, and a MBA from the University of Chicago.  Mr. Steingraber's extensive experience leading executive teams and corporate organizations in both the private and public sectors, coupled with his twenty-five (25) years track record serving as a trusted advisor to senior executives and corporate boards on strategy and financial matters, would make him an invaluable member of the Board.

Murray R. Wise, age 66, is the Chairman and Chief Executive Officer of Murray Wise Associates, LLC, a leading transaction advisory, real estate and farm management services firm that specializes in land and agribusiness, selling more than $2.5 billion of land and agribusinesses in forty (40) States during the past twenty (20) years, a position that he has held since October 2010. Mr. Wise has also served as a Director of Century Realty Trust, which was a publicly-listed real estate investment trust that specialized in ownership of income-producing real properties, from March 2001 until October 2006, at which time Century Realty Trust was liquidated; and served on the Board of Directors of Westchester Group Investment Management, Inc., which is one of the largest agricultural asset management companies in the world, that was created out of a division of Westchester Group, Inc., from September 2010 until January 1, 2015. Since 2005, Mr. Wise has served on the Board of Directors of First American Bancorp, an Iowa chartered, privately held, full-service bank with fifty (50) locations in Iowa and Florida and more than $1 billion in assets; and since 2013, Mr. Wise has served on the Board of Directors of Champaign Stephens Family YMCA, an Illinois non-profit that promotes caring, honesty, respect and responsibility through programs that help build a healthy spirit, mind, and body. Previously, Mr. Wise served as Regional Manager of Allied Mills, a division of Continental Grain Company, a diversified conglomerate dedicated to working with its agricultural businesses to pursue strategic opportunities in protein-based businesses, from December 1975 to June 1976; Vice President of The Sandage Companies, a leading Midwestern farm real estate and real estate management firm, from July 1976 to February 1986; and Chairman and President of Westchester Group, Inc., which was previously a division of The Sandage Companies that later entered the agricultural asset management business, from June 1986 to October 2010, when Westchester Group, Inc. sold various of its divisions to Teachers Insurance and Annuity Association – College Retirement Equities Fund (TIAA–CREF). Mr. Wise received a B.S. degree in Agriculture from Iowa State University and an Executive MBA from the University of Illinois, Champaign.  Mr. Wise’s prior experience as an executive officer coupled with his management, sales, business development and asset management experience would enable him to provide effective oversight of the Company.

Mr. Rochman’s principal business address is c/o West Family Investments, Inc., 1603 Orrington Avenue, Suite 810, Evanston, Illinois 60201.  Mr. Steingraber’s principal business address is c/o Board Advisors, LLC, 60 East Monroe Street, Apartment 7001, Chicago, Illinois 60603.  Mr. Wise’s principal business address is c/o Murray Wise Associates, LLC, 1605 South State Street, Suite 110, Champaign, Illinois 61820.

As of the date hereof, an aggregate of 158,804 shares of Common Stock were directly owned by Mr. Rochman and by West Family Investments, Inc., an affiliate of Mr. Rochman.  As of the date hereof, Mr. Steingraber does not directly own any shares of Common Stock.  As of the date hereof, an aggregate of 111,500 shares of Common Stock were directly owned by Mr. Wise and Murray Wise Associates, LLC, Crayton Road, LLC, and Wise Family Foundation, each an affiliate of Mr. Wise.

Each Nominee may be deemed to be a member of the Group (as defined below) for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly may be deemed to beneficially own the shares of Common Stock owned directly by the other members of the Group.  Each Nominee specifically disclaims beneficial ownership of such shares of Common Stock that he does not directly own.  For information regarding purchases and sales during the past two (2) years by the Nominees and certain other participants in this solicitation of securities of the Company, see Schedule I.

RiverNorth Management has signed letter agreements, pursuant to which it agreed to indemnify each of Messrs. Rochman, Steingraber, and Wise against claims arising from the solicitation of proxies from the Company stockholders in connection with the Annual Meeting and any related transactions.

On November 16, 2015, the Nominees and RiverNorth (collectively, the “Group”) entered into a Joint Filing and Solicitation Agreement pursuant to which, among other things, (i) the Group agreed to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, (ii) the Group agreed to solicit proxies or written consents for the election of the Nominees to the Board at the Annual Meeting (the “Solicitation”), and (iii) RiverNorth agreed to pay directly all expenses incurred in connection with the Solicitation.

RiverNorth believes each Nominee presently is, and if elected as a director of the Company, each Nominee would be, an “independent director” within the meaning of (i) applicable NASDAQ Stock Market (“NASDAQ”) listing standards applicable to board composition, (ii) Section 301 of the Sarbanes-Oxley Act of 2002, and (iii) Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Investment Act”).  No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.  No Nominee currently holds, nor at any time has held, any position with the Company.  No Nominee oversees any portfolios in the Company’s Fund Complex (as that term is defined in the Investment Company Act).

None of the Nominees, its affiliates or any other related persons, has, during the past five (5) years, held any position, including as an officer, employee, director or general partner, with (i) the Company, (ii) any investment company, or any person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the Investment Company Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company (as such item is defined in the Investment Company Act) or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Company, (iii) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company and (iv) any person, directly or indirectly controlling, controlled by, or under common control of the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

Since the beginning of the Company’s last two (2) completed fiscal years, no officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Company, or of a person directly or indirectly controlling, controlled by, or under common control thereby, serves, or has served, on the board of directors of a company of which any Nominee is an officer.

Since the beginning of the Company’s last two (2) completed fiscal years, no Nominee nor any of its associates was a party to any transaction, or series of similar transactions or is a party to any currently proposed transaction, or series of similar transactions, in which the amount involved exceeded or is to exceed $120,000, to which (i) the Company, (ii) any of its officers, (iii) any investment company, or officer thereof, or any person, or officer thereof, that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the Investment Company Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Company, (iv) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company, or officer thereof, or (v) any person, or officer thereof, directly or indirectly controlling, controlled by, or under common control of the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company, was or is to be a party.

No Nominee nor any of its Immediate Family Members (as such term is defined in Schedule 14A of the Exchange Act) has or has had any direct or indirect interest, the value of which exceeded or is to exceed $120,000, during the past five (5) years, in (i) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

No Nominee nor any of its Immediate Family Members owns beneficially or of record any class of securities in (i) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

No Nominee nor any of its Immediate Family Members has, or has had since the beginning of the Company’s last two (2) completed fiscal years, or has currently proposed, any direct or indirect relationship, in which the amount involved exceeds $120,000, with any of the persons specified in paragraphs (b)(8)(i) through (b)(8)(viii) of Item 22 of Schedule 14A under the Exchange Act.

Other than as stated herein, there are no arrangements or understandings between members of RiverNorth and any Nominee or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed WHITE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s Second Amended and Restated Bylaws (the “Bylaws”) and applicable law.  In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, shares of Common Stock represented by the enclosed WHITE proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of RiverNorth that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL NO. 2

TO APPROVE RIVERNORTH’S PROPOSAL TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT

After years of underperformance by the Company and the External Manager, RiverNorth believes that it is in the best interest of the Company’s stockholders to terminate the Investment Advisory Agreement.  RiverNorth is seeking stockholder approval to terminate the Investment Advisory Agreement in accordance with the provisions of Section 9 thereof.  Under Section 9 of the Investment Advisory Agreement, the Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice, by the vote of a “majority” of the outstanding voting securities of the Company.  For these purposes, the vote of a “majority” of the outstanding voting securities of the Company means the vote, at the Annual Meeting, of (i) sixty-seven percent (67%) or more of shares of the Common Stock present at such meeting, if the stockholders of more than fifty-percent (50%) of the outstanding Common Stock of the Company are present or represented by proxy; or (ii) more than fifty-percent (50%) of the outstanding Common Stock of the Company, whichever is the less.  If the Binding Termination Proposal is approved, the Board will be able to seek a new external manager that can help put the Company on the right path for the maximization of stockholder value.  The specific reasons and rational for termination of the Investment Advisory Agreement are as set forth above in the section entitled “Reasons for the Solicitation.”

PROPOSAL:

RESOLVED, that the stockholders of the Company hereby approve the termination of the Second Amended and Restated Investment Advisory Agreement, dated as of May 2, 2011, by and between Fifth Street Finance Corp. and Fifth Street Management LLC, in accordance with the provisions of Section 9 thereof.

WE URGE YOU TO VOTE “FOR” OUR PROPOSAL TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR

[As discussed in further detail in the Company’s proxy statement,] the Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, and is seeking stockholder ratification of such selection.

[According to the Company’s proxy statement,] the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal.

WE URGE YOU TO VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016 ON THE ENCLOSED WHITE PROXY CARD.

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, RiverNorth believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, FOR approval of RiverNorth’s proposal to terminate the Investment Advisory Agreement, and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year, as described herein.

In connection with the proposal to elect directors at the Annual Meeting, this Proxy Statement is soliciting proxies to elect only our (3) three Nominees.  Accordingly, the enclosed WHITE proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. RiverNorth intends to vote all of the RiverNorth Group Voting Shares in favor of the Nominees.  RiverNorth also intends to vote all of the RiverNorth Group Voting Shares in favor of the Binding Termination Proposal.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting.  For the Annual Meeting, the presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding on the Record Date will constitute a quorum of the Company.

Abstentions will be treated as shares present for purposes of determining a quorum.  Shares represented by “broker non-votes” also will be treated as shares present for purposes of determining a quorum.  However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).  Under rules of NASDAQ, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum.  Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting.  Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for director elections.  So, the three (3) nominees for director receiving the highest vote totals will be elected as directors of the Company.  With respect to the election of directors, only votes cast “FOR” a nominee will be counted.  Stockholders may not cumulate their votes.  Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against any of the nominees.  Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee.  Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Approval of RiverNorth’s proposal to terminate the Investment Advisory Agreement─ In accordance with Section 9 of the Investment Advisory Agreement, the Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice, by the vote of a “majority” of the outstanding voting securities of the Company.  For these purposes, the vote of a “majority” of the outstanding voting securities of the Company means the vote, at the Annual Meeting, of (i) sixty-seven percent (67%) or more of shares of the Common Stock present at such meeting, if the stockholders of more than fifty-percent (50%) of the outstanding Common Stock of the Company are present or represented by proxy; or (ii) more than fifty-percent (50%) of the outstanding Common Stock of the Company, whichever is the less.  Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” the proposal to terminate the Investment Advisory Agreement.  Therefore, abstentions and broker non-votes will have no direct effect on the outcome of RiverNorth’s proposal.

Ratification of independent registered public accounting firm─ According to [the Company’s proxy statement,] the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm will be deemed to have been ratified by an affirmative vote of a majority of the Company’s votes cast at the Annual Meeting (i.e., the number of shares voted “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP exceeds the number of votes “AGAINST” the ratification of the appointment of PricewaterhouseCoopers LLP).  Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” the ratification of the selection of the Company’s registered independent public accounting firm.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to RiverNorth in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut, or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to RiverNorth in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the issued and outstanding shares of Common Stock.  Additionally, Okapi Partners may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD AND FOR OUR PROPOSAL TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by RiverNorth.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

RiverNorth has entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this solicitation, for which Okapi Partners will receive a fee not to exceed $[_________], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. RiverNorth has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  RiverNorth will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Okapi Partners will employ approximately [___] persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by RiverNorth.  Costs of this solicitation of proxies are currently estimated to be approximately $[__________].  RiverNorth estimates that through the date hereof its expenses in connection with this solicitation are approximately $[_________]. RiverNorth intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation.  RiverNorth does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and the members of RiverNorth are participants in this solicitation.

The principal business of each of RNCP, a Delaware limited partnership, and RNIP, a Delaware limited partnership, is investing in securities and engaging in all related activities and transactions.  Each of RNCO, a series of RiverNorth Funds, which is an Ohio Business trust, and RNSI, also a series of RiverNorth Funds, which is an Ohio business trust, is a mutual fund that was formed for the purpose of investing in equity, fixed income and short-term securities.  The principal business of RiverNorth Management, a majority-owned subsidiary of RiverNorth Financial Holdings LLC, is providing discretionary investment management services.  RiverNorth Management is the general partner of, and serves as the investment adviser to, RNCP and RNIP; and RiverNorth Management serves as the investment advisor for RNCO and RNSI.

The address of the principal office of each of RiverNorth Management, RNCP, RNIP, RNCO, and RNSI is 325 N. LaSalle St., Suite 645, Chicago, Illinois 60654.

As of the date hereof, RNCP beneficially owns directly 3,048,722 shares of Common Stock.  As of the date hereof, RNIP beneficially owns directly 4,189,280 shares of Common Stock.  As of the date hereof, RNCO possesses economic exposure to an aggregate of 1,043,000 shares of Common Stock (representing approximately less than one percent (1%) of the issued and outstanding shares) due to certain cash-settled total return swap agreements.  As of the date hereof, RNSI possesses economic exposure to an aggregate of 1,103,373 shares of Common Stock (representing approximately less than one percent (1%) of the issued and outstanding shares) due to certain cash-settled total return swap agreements.  As of the date hereof, RiverNorth Management (i) as the general partner of RNCP, may be deemed the beneficial owner of the 3,048,722 shares of Common Stock owned by RNCP, (ii) as the general partner of RNIP, may be deemed the beneficial owner of the 4,189,280 shares of Common Stock owned by RNIP, (iii) as the investment advisor of RNCO, may be deemed to have economic exposure to the 1,043,000 shares of Common Stock that RNCO also has economic exposure, and (iv) as the investment advisor of RNSI, may be deemed to have economic exposure to the 1,103,373 shares of Common Stock that RNSI also has economic exposure.

Each Participant in this solicitation, as a member of the Group with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the 9,654,679 shares of Common Stock, including economic exposure to an aggregate of 2,146,373 shares (representing approximately 1.4% of the outstanding shares) due to certain cash-settled total return swap agreements.  Each Participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two (2) years by the Participants in this solicitation, see Schedule I.

The shares of Common Stock purchased by each of RNCP, RNIP, RNCO and RNSI were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).  The shares of Common Stock directly owned by the Nominees were purchased with personal funds (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two (2) years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any Participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each Nominee, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

OTHER MATTERS AND ADDITIONAL INFORMATION

RiverNorth is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which RiverNorth is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

According to the Company’s proxy statement for the Annual Meeting, proposals of stockholders intended to be presented at the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) must, in order to be included in the Company’s proxy statement and the form of proxy for the 2017 Annual Meeting, be submitted to the Company’s Corporate Secretary at 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, no later than [________ __], 2017.

In addition, according to the Company’ proxy statement for the Annual Meeting, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2017 Annual Meeting, must give written notice of that proposal to the Company’s Corporate Secretary at 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, no later than [________ __], 2017 no later than _____, 2016 and include in such notice the specific information required under the Bylaws.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2017 Annual Meeting is based on information contained in the Company’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by RiverNorth that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN FIVE-PERCENT (5%) OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

RIVERNORTH CAPITAL
MANAGEMENT, LLC

__________, 2015

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO (2) YEARS

Nature of the Transaction	Amount of Securities Purchased / (Sold)	Date of Transaction
RIVERNORTH CAPITAL PARTNERS, L.P.

Purchase of Common Stock	32,850	03/02/2015
Purchase of Common Stock	23,354	03/04/2015
Purchase of Common Stock	57,473	03/05/2015
Purchase of Common Stock	6,478	03/06/2015
Purchase of Common Stock	9,017	03/09/2015
Purchase of Common Stock	11,944	03/10/2015
Purchase of Common Stock	2,486	03/11/2015
Purchase of Common Stock	2,192	03/13/2015
Purchase of Common Stock	5,617	03/16/2015
Purchase of Common Stock	591	03/17/2015
Purchase of Common Stock	2,032	03/25/2015
Purchase of Common Stock	37,099	04/01/2015
Purchase of Common Stock	5,682	05/21/2015
Purchase of Common Stock	11,519	06/08/2015
Purchase of Common Stock	2,571	06/09/2015
Purchase of Common Stock	547	06/10/2015
Purchase of Common Stock	40,609	06/15/2015
Purchase of Common Stock	15,841	06/16/2015
Purchase of Common Stock	12,539	06/17/2015
Purchase of Common Stock	2,552	06/19/2015
Purchase of Common Stock	14,072	06/22/2015
Purchase of Common Stock	3,296	06/24/2015
Purchase of Common Stock	16,205	06/25/2015
Purchase of Common Stock	91,261	06/26/2015
Purchase of Common Stock	28,428	06/29/2015
Purchase of Common Stock	47,364	06/30/2015
Purchase of Common Stock	11,093	07/06/2015
Purchase of Common Stock	11,235	07/07/2015
Purchase of Common Stock	1,492	07/08/2015
Purchase of Common Stock	328	07/16/2015
Purchase of Common Stock	17,442	07/17/2015
Purchase of Common Stock	6,447	07/20/2015
Purchase of Common Stock	1,320	07/21/2015
Purchase of Common Stock	11,562	07/24/2015
Purchase of Common Stock	40,056	07/27/2015
Purchase of Common Stock	5	07/28/2015
Purchase of Common Stock	7,480	07/29/2015
Purchase of Common Stock	13,620	07/30/2015
Purchase of Common Stock	41,885	07/31/2015
Purchase of Common Stock	22,777	08/03/2015

Purchase of Common Stock	9,092	08/04/2015
Purchase of Common Stock	21,176	08/05/2015
Purchase of Common Stock	19,476	08/06/2015
Purchase of Common Stock	172,354	08/07/2015
Sale of Common Stock	(9,996)	08/10/2015
Sale of Common Stock	(82)	08/11/2015
Purchase of Common Stock	1,111	08/12/2015
Purchase of Common Stock	14,276	08/21/2015
Purchase of Common Stock	9,306	08/24/2015
Purchase of Common Stock	6,469	08/25/2015
Sale of Common Stock	(1,000)	10/07/2015
Purchase of Common Stock	58,683	10/23/2015
Purchase of Common Stock	63,846	10/26/2015
Purchase of Common Stock	243,851	10/27/2015
Purchase of Common Stock	61,590	10/28/2015
Purchase of Common Stock	88,741	10/29/2015
Purchase of Common Stock	169,243	10/30/2015
Purchase of Common Stock	58,554	11/02/2015
Purchase of Common Stock	189,961	11/03/2015
Purchase of Common Stock	77,776	11/04/2015
Purchase of Common Stock	216,909	11/05/2015
Purchase of Common Stock	82,281	11/06/2015
Purchase of Common Stock	30,506	11/09/2015
Purchase of Common Stock	44,592	11/10/2015
Purchase of Common Stock	116,212	11/11/2015
Purchase of Common Stock	22,128	11/12/2015
Purchase of Common Stock	143,978	11/12/2015
Purchase of Common Stock	44,698	11/13/2015
Purchase of Common Stock	57,779	11/13/2015
Purchase of Common Stock	200,412	12/01/2015
Purchase of Common Stock	23,957	12/02/2015
Purchase of Common Stock	58,911	12/07/2015
Purchase of Common Stock	60,000	12/08/2015
Purchase of Common Stock	20,571	12/09/2015

RIVERNORTH INSTITUTIONAL PARTNERS, L.P.

Purchase of Common Stock	44,228	03/02/2015
Purchase of Common Stock	40,911	03/04/2015
Purchase of Common Stock	87,005	03/05/2015
Purchase of Common Stock	9,822	03/06/2015
Purchase of Common Stock	13,735	03/09/2015
Purchase of Common Stock	18,107	03/10/2015
Purchase of Common Stock	3,764	03/11/2015
Purchase of Common Stock	3,308	03/13/2015
Purchase of Common Stock	8,561	03/16/2015
Purchase of Common Stock	1,409	03/17/2015
Purchase of Common Stock	2,968	03/25/2015
Purchase of Common Stock	62,692	04/01/2015
Purchase of Common Stock	10,718	05/21/2015
Purchase of Common Stock	9,615	06/08/2015
Purchase of Common Stock	3,931	06/09/2015
Purchase of Common Stock	773	06/10/2015
Purchase of Common Stock	61,770	06/15/2015
Purchase of Common Stock	24,159	06/16/2015

Purchase of Common Stock	19,083	06/17/2015
Purchase of Common Stock	3,928	06/19/2015
Purchase of Common Stock	21,248	06/22/2015
Purchase of Common Stock	4,967	06/24/2015
Purchase of Common Stock	24,696	06/25/2015
Purchase of Common Stock	138,822	06/26/2015
Purchase of Common Stock	43,003	06/29/2015
Purchase of Common Stock	72,407	06/30/2015
Purchase of Common Stock	33,473	07/01/2015
Purchase of Common Stock	24,509	07/02/2015
Purchase of Common Stock	35,268	07/06/2015
Purchase of Common Stock	19,142	07/07/2015
Purchase of Common Stock	2,458	07/08/2015
Purchase of Common Stock	472	07/16/2015
Purchase of Common Stock	29,127	07/17/2015
Purchase of Common Stock	10,803	07/20/2015
Purchase of Common Stock	2,205	07/21/2015
Purchase of Common Stock	19,947	07/24/2015
Purchase of Common Stock	55,718	07/27/2015
Purchase of Common Stock	295	07/28/2015
Purchase of Common Stock	12,319	07/29/2015
Purchase of Common Stock	21,071	07/30/2015
Purchase of Common Stock	69,351	07/31/2015
Purchase of Common Stock	37,136	08/03/2015
Purchase of Common Stock	8,691	08/04/2015
Purchase of Common Stock	34,835	08/05/2015
Purchase of Common Stock	32,238	08/06/2015
Purchase of Common Stock	284,027	08/07/2015
Sale of Common Stock	(16,304)	08/10/2015
Sale of Common Stock	(18)	08/11/2015
Purchase of Common Stock	1,889	08/12/2015
Purchase of Common Stock	24,624	08/21/2015
Purchase of Common Stock	15,977	08/24/2015
Purchase of Common Stock	13,531	08/25/2015
Sale of Common Stock	(1,000)	10/07/2015
Purchase of Common Stock	102,926	10/23/2015
Purchase of Common Stock	105,928	10/26/2015
Purchase of Common Stock	403,337	10/27/2015
Purchase of Common Stock	102,084	10/28/2015
Purchase of Common Stock	147,074	10/29/2015
Purchase of Common Stock	280,565	10/30/2015
Purchase of Common Stock	90,691	11/02/2015
Purchase of Common Stock	120,260	11/03/2015
Purchase of Common Stock	120,433	11/04/2015
Purchase of Common Stock	335,825	11/05/2015
Purchase of Common Stock	127,374	11/06/2015
Purchase of Common Stock	47,203	11/09/2015
Purchase of Common Stock	69,031	11/10/2015
Purchase of Common Stock	179,326	11/11/2015
Purchase of Common Stock	223,556	11/12/2015
Purchase of Common Stock	34,872	11/12/2015
Purchase of Common Stock	68,555	11/13/2015
Purchase of Common Stock	88,812	11/13/2015
Purchase of Common Stock	3,585	12/02/2015
Purchase of Common Stock	29,429	12/09/2015

RIVERNORTH CORE OPPORTUNITY FUND*

Sale of Cash-Settled Total Return Swap	(347,667)	10/22/2015
Purchase of Cash-Settled Total Return Swap	347,667	10/22/2015
Sale of Cash-Settled Total Return Swap	(347,667)	10/23/2015
Purchase of Cash-Settled Total Return Swap	347,667	10/23/2015
Sale of Cash-Settled Total Return Swap	(347,666)	10/26/2015
Purchase of Cash-Settled Total Return Swap	(347,666)	10/26/2015
 *An open-end mutual fund

RIVERNORTH/DOUBLELINE STRATEGIC INCOME FUND*

Sale of Cash-Settled Total Return Swap	(367,791)	10/22/2015
Purchase of Cash-Settled Total Return Swap	367,791	10/22/2015
Sale of Cash-Settled Total Return Swap	(367,791)	10/23/2015
Purchase of Cash-Settled Total Return Swap	367,791	10/23/2015
Sale of Cash-Settled Total Return Swap	(367,791)	10/26/2015
Purchase of Cash-Settled Total Return Swap	367,791	10/26/2015
 *An open-end mutual fund

RANDY I. ROCHMAN
Purchase of Common Stock	77,574	11/11/2015
Purchase of Common Stock	17,899	11/12/2015
Purchase of Common Stock	40,004	11/13/2015
Purchase of Common Stock	23,327	11/16/2015

MURRAY R. WISE
Purchase of Common Stock	50,000	11/09/2015
Purchase of Common Stock	12,000	11/09/2015
Purchase of Common Stock	18,0001	11/11/2015
Purchase of Common Stock	1,0002	11/12/2015
Purchase of Common Stock	300	11/12/2015
Purchase of Common Stock	100	11/13/2015
Purchase of Common Stock	100	11/19/2015
Purchase of Common Stock	15,000	11/25/2015
Purchase of Common Stock	5,000	12/03/2015
Purchase of Common Stock	5,000	12/04/2015
Purchase of Common Stock	5,000	12/08/2015

 2 Consists of shares of Common Stock held directly by the Wise Family Foundation, an affiliate of Mr. Wise.  Mr. Wise may be deemed to share voting and dispositive power with respect to such shares; therefore, Mr. Wise may be deemed to beneficially own such shares.

3 Consists of shares of Common Stock held directly by Crayton Road, LLC, an affiliate of Mr. Wise.  Mr. Wise may be deemed to share voting and dispositive power with respect to such shares; therefore, Mr. Wise may be deemed to beneficially own such shares.

SCHEDULE II

The following table is reprinted from the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on ________.

II-1

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how few shares of Common Stock you own, please give RiverNorth your proxy FOR the election of the Nominees and FOR our proposal to terminate the Investment Advisory Agreement by taking three (3) steps:

•	SIGNING the enclosed WHITE proxy card,

•	DATING the enclosed WHITE proxy card, and

•	MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed WHITE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

OKAPI PARTNERS LLC 1212 Avenue of the Americas, 24th Floor New York, N.Y. 10036 (212) 297-0720 Stockholders Call Toll-Free at: (855) 305-0855 E-mail: fixfsc@okapipartners.com

WHITE PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED DECEMBER 11, 2015

FIFTH STREET FINANCE CORP.

2016 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF RIVERNORTH CAPITAL MANAGEMENT, LLC

THE BOARD OF DIRECTORS OF FIFTH STREET FINANCE CORP.
IS NOT SOLICITING THIS PROXY

P           R           O           X           Y

The undersigned appoints Marcus Collins and [______], and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Fifth Street Finance Corp. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Stockholders of the Company scheduled to be held at ___ ________, ________, _________ _______ on ______ at ______ a.m., local time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to RiverNorth Capital Management, LLC (“RiverNorth”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with RiverNorth’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE PROXY CARD

[X] Please mark vote as in this example

RIVERNORTH STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1, IN FAVOR OF RIVRNORTH’S PROPOSAL TO TERMINATE THE SECOND AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT, DATED AS OF MAY 2, 2011, BY AND BETWEEN THE COMPANY AND FIFTH STREET MANAGEMENT LLC IN PROPOSAL 2, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWAREHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING SEPTEMBER 30, 2016 BELOW IN PROPOSAL 3.

1.	RiverNorth’s proposal to elect Randy I. Rochman, Fred G. Steingraber and Murray R. Wise as directors of the Company.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Randy I. Rochman Fred G. Steingraber Murray R. Wise	☐	☐	☐ _____________ _____________ _____________

RIVERNORTH INTENDS TO USE THIS PROXY TO VOTE “FOR ALL NOMINEES”, WHICH INCLUDES MESSRS. ROCHMAN, STEINGRABER AND WISE.

THERE IS NO ASSURANCE THAT ANY OF THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY WILL SERVE AS DIRECTORS IF OUR NOMINEES ARE ELECTED.

NOTE: IF YOU DO NOT WISH FOR YOUR SHARES TO BE VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR ALL NOMINEES EXCEPT” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

_______________________________________________________________

WHITE PROXY CARD

2.	RiverNorth’s binding proposal to terminate the Second Amended and Restated Investment Advisory Agreement by and between the Company and Fifth Street Management LLC.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Company’s proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2016.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________

____________________________________
(Signature)
____________________________________
(Signature, if held jointly)
____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.